                                                                    EXHIBIT 10.1


                             CONSULTING AGREEMENT
                             --------------------


     THIS CONSULTING AGREEMENT for independent contractor consulting services ("Agreement") is made and entered into as of March 31, 1996, by and between S.I. Diamond Technology, Inc. (the "Company" or "SIDT"), a corporation and C. Robert Kline, Jr. (the "Contractor" or "Kline"), an individual.

     IT IS AGREED:

     1. In accordance with the mutual intentions of the Company and the Contractor, this Agreement establishes between them an independent contractor relationship, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create by this Agreement an employer-employee relationship.

     2. The Contractor shall commence providing services on May 2, 1996, and shall continue to do so until at least the close of business on September 2, 1996. Notwithstanding this foregoing, the Agreement may be terminated at any time by the Company pursuant to paragraph 17.b hereof. This Agreement may be terminated by either party pursuant to paragraph 17.a hereof.

     3. In performing services under this Agreement, Contractor shall report directly to the Company's CEO and such others, if any, to whom he may be directed by the Company's CEO to report on a project by project basis.

     4. Consultant shall perform only sales and marketing services for SIDT and its subsidiaries that he is authorized to perform by the Company's CEO or others to whom he may be directed to report on a project by project basis.

     5. The Company shall provide Consultant with an e-mail connection and a voice-mail box at SIDT. However, Consultant shall not have an office at SIDT.

     6. It is understood by the parties that the Company does not have the exclusive right to the Contractor's services.

     7. (a) During the term of the Agreement, Contractor shall not influence or attempt to influence any customers of the Company, or any of their present or future employees, shareholders, subsidiaries or affiliates (or any subsidiary or affiliate of the Company) prospective customers of the Company (or any subsidiary or affiliate of the Company), either directly or indirectly, to divert their business that is potentially appropriate for the Company (based on the Company's prior or proposed business activities) to any individual, partnership, firm, corporation or other entity then engaged or who thereafter becomes engaged in competition with the business of the Company (or any subsidiary or affiliate of the Company).

     8. During the term of this Agreement, Contractor shall not directly or indirectly solicit and shall not hire any of the Company's employees who earn annually $25,000 or more to work for Contractor or for any business, individual, partnership, firm, corporation or other entity in competition with the business of the Company or any subsidiary or affiliate of the Company.

     9. During the term of this Agreement, the Company shall pay to the Contractor for his services a fee of $10,000 per month, payable in advance on the 1st day of each month in which Contractor's services are available. Additionally, the Contractor shall be paid commissions on revenues or values received by the Company or its subsidiaries which are derived from goods or services sold by Contractor during the term hereof according to the following formula:


   Revenue From Sales by Contractor                          Percentage
   During Any Calendar Year                                  Commission
   ------------------------                                  ----------
   up to $1,000,000                                              5%
   $1,000,000 - $1,999,999                                       4%
   $2,000,000 - $2,999,999                                       3%
   $3,000,000 - $3,999,999                                       2%
   $4,000,000 and above                                          1%

Such commission shall be (i) earned when orders are booked and (2) paid and calculated when value is received by the Company or a subsidiary of the Company, whether or not this Agreement has sooner terminated. Notwithstanding the foregoing, the Contractor shall be paid commissions based on only values received by the Company or a subsidiary of the Company prior to the 366th day following the termination of this Agreement for any reason. Each commission shall be pro-rated among Contractor and other persons, if any, who receive a commission from SIDT for such sale. The payments herein provided shall constitute full payment for the Contractor's services to the Company during the term of this Agreement, and the Contractor shall not receive any additional fee, benefits or compensation for consulting services, except reimbursement to the Contractor in connection with such consulting when his consulting expenses, including travel, are pre-approved by the Company in writing for reimbursement. All such costs and expenses shall be itemized by statement and each statement shall be accompanied by substantiating bills or vouchers. Expenses for office space and secretarial and administrative support shall be the sole responsibility of the Contractor, and shall not be reimbursed under this Agreement. The parties recognize that, in renewals or extensions of this Agreement, it may be appropriate for the parties to negotiate with each other to adjust the monthly fee and/or commission formula.

     10. The Contractor shall select and shall have full and complete control of and responsibility for all agents, employees and subcontractors, if any, employed or used by the

Contractor and for the conduct of the Contractor's independent business and none of said agents, employees or subcontractors shall be, or shall be deemed to be, the agent, employee or subcontractor of the Company for any purpose whatsoever, and the Company shall have no duty, liability or responsibility, of any kind, to or for the acts or omissions of Contractor or such agents, employees or subcontractors, or any of them. Contractor agrees to defend, indemnify and hold the Company harmless from and with respect to any and all claims of any kind based on any act or omission of the Contractor or Contractor's agents, employees or subcontractors.

     11. Without limiting any of the foregoing, the Contractor agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or old age pensions or annuities or social security payments which are measured by the wages, salaries or other remuneration paid to the Contractor or the employees of the Contractor, if any, and to reimburse and indemnify the Company for such taxes or contributions which the Company may be compelled to pay. The Contractor also agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

     12. The Contractor agrees to furnish personal services as provided herein as an independent contractor using the Contractor's own means and methods.

     13. (a) The Contractor hereby assigns the Company the entire right, title and interest for the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made, conceived or reduced to practice or authorized by the Contractor, either solely or jointly with others, during the performance of this Agreement or with use of information, materials or facilities of the Company received or used by the Contractor during the period in which the Contractor is retained by the Company or its successor in business, under this Agreement. The Contractor shall promptly disclose to the Company all work(s), writing(s), formula(s), design(s), other invention(s) made, conceived, or reduced to practice or authored by the Contractor in the course of the performance of this Agreement.

     (b) The Contractor shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of the Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing to the Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s), title to which the Company may acquire in accordance with the provisions of this clause.

     14. All information developed under this Agreement, of whatever type relating to the work performed under this Agreement, shall be the exclusive property of the Company. All information acquired by the Contractor pursuant to this Agreement shall be the exclusive property of the Company. Upon termination of this Agreement, the Contractor shall dispose of such items as directed by the Company.

     15. The Contractor agrees that all data and information about the Company's business, plans, finances, plants, equipment, processes and methods of operation disclosed to, acquired by or developed by the Contractor during performance of the work hereunder is and shall remain the exclusive property of the Company. Except for such information and data as can be proven by the Contractor to be in or to have entered the public domain through no fault of the Contractor or to have been in the Contractor's possession prior to disclosure to the Contractor by the Company, Contractor shall during the term of the Agreement and thereafter in perpetuity maintain as confidential and not disclose to third parties or otherwise use, and will enjoin the Contractor's employees, agents or subcontractors (as applicable) from using, such information except as duly authorized in the conduct of the Company's business or as otherwise authorized in advance in writing signed by the Company's CEO. The Contractor agrees that such data and information shall be used by the Contractor solely for the purpose of performing services for the Company and not for the benefit of any other person or entity whatsoever.

     16. Neither the Contractor nor the Company shall assign or transfer any rights under this Agreement without the other party's prior written consent, and any attempt of assignment or transfer without such consent shall be void.

     17. This Agreement shall terminate, prior to the expiration of the term, as follows:

          a. Voluntary. Either party may terminate this Agreement at any time following July 2, 1996, by giving sixty (60) days prior written notice of termination to the other party.

          b. Involuntary With Cause. The Company may, upon written notice effective immediately, terminate this Agreement at any time during the term of this Agreement or any extension hereof if any of the following conditions exist:

              (1) If Contractor should be convicted of a crime punishable by imprisonment;

              (2) If Contractor should fail to perform his duties which are assigned to him in accordance with the terms of this Agreement or otherwise fail to comply with the terms and conditions of this Agreement;

              (3) If the Contractor should die;

              (4) If Contractor should breach his fiduciary duty of loyalty to the Company; or

              (5) If Contractor should disobey lawful directions or instructions given to Contractor by the CEO or his designee or the Board of Directors of the Company, within the scope of sales and marketing services which the Contractor has then been authorized to provide pursuant to paragraph 4 of this Agreement.

     18. This Agreement shall be deemed to have been executed and delivered within the State of Texas, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to principles of conflict of laws.

     19. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.

     20. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     21. Any notice required to be given pursuant to this Agreement shall be deemed to have been sufficiently given either when served personally or when served by first-class mail addressed to either party. Notices to the Company shall be effective only when addressed to: Chief Executive Officer, SI Diamond Technology, Inc. 2435 North Boulevard, Houston, Texas 77098, (or another designated by proper notice under this Agreement). Notice to the Contractor shall be effective only when addressed to: C. Robert Kline, Jr., 5350 Navarro Street, Houston, Texas 77056 (or another designated by proper notice under this Agreement).

     22. Each party has cooperated in the drafting and preparation of this Agreement. Hence, this Agreement shall not be construed against any party on the basis that the party was the drafter.

     23. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to final and binding arbitration, to be held in Houston, Texas in accordance with the rules of the American Arbitration Association. In the event either party institutes arbitration under this Agreement, the party prevailing in any such arbitration may, in addition to all other relief, be awarded reasonable attorneys' fees relating to such arbitration and the nonprevailing party shall be responsible for all costs of the arbitration, including, but not limited to, the arbitration fees. Any person choosing to engage a court reporter for such arbitration shall bear all responsibility for the court reporter's fees.

     24. This Agreement supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning consulting services provided by the Contractor, and this Agreement constitutes the entire agreement between the parties with respect thereto. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.

     25. In entering into this Agreement, the parties represent that they have relied on advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

     DATED:   May 1, 1996.

                                     S.I. DIAMOND TECHNOLOGY, INC.


                                     By: /s/ Howard K. Schmidt
                                        -----------------------
                                        Howard K. Schmidt
                                        President

                                         /s/ C. Robert Kline
                                     --------------------------
                                     C. Robert Kline

THE STATE OF TEXAS  (S)

COUNTY OF HARRIS    (S)

     BEFORE ME, the undersigned authority, on this day personally appeared C. Robert Kline known to me to be the person whose name is subscribed to the foregoing instrument, and upon oath acknowledged to me that he signed the same for the purposes and the consideration therein expressed.

     IN WITNESS WHEREOF, I have affixed my hand and seal the 1st day of May, 1996.

                                      /s/ Chris E. Myers
                                      ----------------------------
                                      Notary Public in and for
                                      the State of Texas

My Commission Expires: May 10, 1997